UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 17th Street, Suite 1300

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 228-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2008, the registrant’s aggregate revolving exposure under the credit agreement dated as of October 12, 2007, as amended, among the registrant and its subsidiaries BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers (collectively with the registrant, the “Borrowers”), eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC and Gift Acquisition, L.L.C., as guarantors (the “Guarantors” and, collectively with the Borrowers, the “Loan Parties”), and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and sole lender (“CIT”), exceeded the borrowing base, resulting in an overadvance. CIT demanded that the Borrowers immediately repay the overadvance and the Borrowers advised CIT that they were currently unable to repay such overadvance.

On December 4, 2008, the Loan Parties and CIT entered into a letter agreement, pursuant to which the Loan Parties made certain representations, warranties and covenants to induce CIT to continue to make revolving loans to the Borrowers, permit the overadvance to remain outstanding and refrain from exercising CIT’s rights and remedies. Among other things, the Loan Parties agreed to (i) deliver weekly borrowing base certificates to CIT on December 8 and 15, 2008 and (ii) not permit the outstanding principal amount of the revolving loans to exceed certain maximum principal balances or the overadvance to exceed certain maximum amounts, in each case as of specified dates and as set forth in the letter agreement attached as Exhibit 10.1. CIT agreed to continue to consider requests from the Borrowers for additional revolving loans through December 8, 2008, subject to the Loan Parties’ compliance with such covenants, provided however, that CIT reserved its right at any time to refuse to make additional revolving loans and to exercise its rights and remedies. Management continues to engage in active discussions, with respect to funding and additional credit availability, with CIT and Laminar Direct Capital, L.L.C., an affiliate of D. E. Shaw Laminar Acquisition Holdings 3, L.L.C., who holds a majority of our common shares.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such letter agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Also on December 4, 2008, the registrant established a special committee with full authority to handle all creditor issues.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Letter Agreement dated December 4, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and sole lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

December 10, 2008	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated December 4, 2008, among The Parent Company, the additional Borrowers named therein, the Guarantors named therein, and The CIT Group/Business Credit, Inc. as administrative agent, collateral agent and sole lender.